Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Michael J. Koss
June 8, 2010		President & CEO
(414) 964-5000
mjkoss@koss.com

Koss Receives Notice of Non-Compliance with NASDAQ Continued Listing Requirements

Milwaukee, Wisconsin:  Koss Corporation (NASDAQ SYMBOL: KOSS), the U.S. based high-fidelity stereophone leader, received notice on June 3, 2010 from The NASDAQ Stock Market (“NASDAQ”) that because Koss’s Form 10-Q for the period ended March 31, 2010 did not contain financial statements, it is incomplete and does not comply with Listing Rule 5250(c)(1), which requires the timely filing of periodic financial statements.  The unaudited consolidated quarterly financial statements for the period ended March 31, 2010 were delayed as a result of the restatement of Koss’s financial statements in connection with certain previously reported unauthorized transactions.

“We have made significant progress in our restatement efforts, and we currently remain on schedule to submit our restated financial statements for the reporting periods affected by the unauthorized transactions by June 30, 2010,” Michael J. Koss, CEO and President said today.

As previously reported, Koss received a similar notice from NASDAQ relating to Koss’s quarterly report on Form 10-Q for the period ended December 31, 2009 as filed on February 16, 2010 for the same reason.  Based on the timing proposed by Koss in its compliance plan submitted to NASDAQ, NASDAQ granted Koss an exception until June 30, 2010 to file a revised Form 10-Q for the period ended December 31, 2009 that includes the required financial statements.

With respect to the Form 10-Q for the period ended March 31, 2010, Koss is required to submit to NASDAQ an update to its plan to regain compliance with Listing Rule 5250(c)(1) by June 18, 2010.  The update is required to include Koss’s plans to file the Form 10-Q for the period ended March 31, 2010, and to indicate the progress Koss has made towards implementing the plan submitted in connection with the Form 10-Q for the period ended December 31, 2009.  Any additional exceptions to allow Koss to regain compliance with all of its delinquent filings will be limited to the maximum of 180 calendar days from the due date of the Form 10-Q for the period ended December 31, 2009, or August 16, 2010.

Mr. Koss stated that the Company intends to submit the required compliance plan to NASDAQ by the June 18, 2010 deadline, and to file the revised Forms 10-Q for the periods ended December 31, 2010 and March 31, 2010 that include the required financial statements by June 30, 2010.

Koss Corporation markets a complete line of high-fidelity stereophones, speaker-phones, computer headsets, telecommunications headsets, active noise canceling stereophones, wireless stereophones, and compact disc recordings of American Symphony Orchestras on the Koss Classics label.

This press release contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “forecasts,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating forward-looking statements, you should specifically consider various factors that may cause actual results to vary from those contained in the forward-looking statements, such as general economic conditions, in particular, consumer demand for the Company’s and its customers’ products, competitive and technological developments, foreign currency fluctuations, and costs of operations. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

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